UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2014

U.S. WELL SERVICES, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement

 On April 23, 2014, U.S. Well Services, LLC (the “Company”) entered into a Third Amendment to Contract to Provide Dedicated Fleet(s) for Fracturing Services dated effective May 1, 2014 (the “Antero Contract Third Amendment”), with Antero Resources Corporation (“Antero”), amending the Company’s Contract to Provide Dedicated Fleet(s) for Fracturing Services with Antero dated November 1, 2011 (the “Original Antero Contract”), as previously amended by the Amendment to the Original Antero Contract dated September 30, 2013 (the “Antero Contract First Amendment”) and the Second Amendment to the Original Antero Contract dated January 24, 2014 (the “Antero Contract Second Amendment” and together with the Original Antero Contract, the Antero Contract First Amendment, the Antero Contract Second Amendment and the Antero Contract Third Amendment, the “Antero Contract”).

The Antero Contract Third Amendment augments and amends the pricing terms applicable to four fleets, including three conventional fleets and one clean fleet, provided by the Company to perform fracturing services for Antero pursuant to the Antero Contract, such that the Company will receive a monthly equipment rental charge for each such fleet.  Under the terms of the Antero Contract Third Amendment, Antero can reduce such payments to the Company to the extent a fleet is unable to work for at least a minimum number of days per month.

Antero has the right of first refusal on the use of two additional fleets, whether conventional fleets or clean fleets, at the pricing terms contained in the Antero Contract Third Amendment.

The pricing terms set forth in the Antero Contract Third Amendment are effective from May 1, 2014 until August 30, 2017, with the option, by the mutual consent of each party, to extend for an additional calendar year.

Item 9.01Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date:	April 25, 2014	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer